UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver,

British Columbia, Canada V6C 1G8

(Address of Office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 11, 2012, Mercer International Inc. (the “Company”) and Fibrek Inc. (“Fibrek”) entered into an amendment (the “Amendment”) to the support agreement previously entered into by the Company and Fibrek on February 9, 2012. Pursuant to the terms of the Amendment, the Company has increased its offer (the “Offer”) to acquire all of the issued and outstanding common shares of Fibrek (the “Fibrek Shares”) to C$1.40 per Fibrek Share. Pursuant to the enhanced Offer, the Company is offering to acquire all of the outstanding Fibrek Shares for consideration per Fibrek Share, at the election of each holder, in one of the following forms: C$1.40 in cash per Fibrek Share (subject to proration); 0.1659 of a share of the Company’s common stock (a “Mercer Share”) per Fibrek Share (subject to proration); or C$0.64 in cash plus 0.0903 of a Mercer Share per Fibrek Share.

Additionally, under the enhanced Offer, the aggregate cash consideration has been increased to approximately C$83.0 million, while the maximum number of Mercer Shares available to be issued under the Offer remains at 11,741,496 Mercer Shares.

In connection with the enhanced Offer, Fibrek has also approved a new shareholder rights plan, in substantially the form of its shareholder rights plan dated December 19, 2011. Further, pursuant to the terms of the Amendment, Fibrek has agreed to, among other things, increase the expense reimbursement fee payable to the Company to C$2.4 million.

The Offer remains subject to customary conditions, including, among others, there being deposited (and not withdrawn) that number of Fibrek Shares which, together with the Fibrek Shares and special warrants, if any, held by the Company, represent at least 50.1% of the outstanding Fibrek Shares on a fully-diluted basis, and the absence of a material adverse change with respect to Fibrek.

A notice of change, variation and extension setting forth details of the enhanced Offer will be mailed to Fibrek’s shareholders as soon as reasonably practicable.

The preceding summary of the Amendment does not purport to be complete and is qualified in its entirety by the complete text of the Amendment, a copy of which has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held a special meeting of shareholders on April 10, 2012 (the “Special Meeting”) in order to approve the issuance of up to 15,000,000 Mercer Shares in connection with the Offer.

The proposal to approve the issuance of up to 15,000,000 additional Mercer Shares in connection with the Offer was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
39,829,599	565,738	237,396	—

The Company also solicited proxies to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal described above. Since the proposal to approve the issuance of up to 15,000,000 Mercer Shares in connection with the Offer was approved and adopted, it was not necessary to consider the proposal to adjourn or postpone the Special Meeting to permit further solicitation of proxies.

Important Notice

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, as amended and Schedule 14A Proxy Statement in connection with the proposed transaction. INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND FIBREK ARE URGED TO READ THESE DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 800-SEC-0330. Such documents may also be obtained for free, once they have been filed with the SEC, on the Company’s website at www.mercerint.com.

Forward-Looking Statements

The preceding includes forward looking statements, including statements regarding the Company’s ability to complete the Offer and other contemplated transactions, the impact of the proposed acquisition on the Company’s business and operations and the Company’s ability to integrate the business and operations of Fibrek with its own, which involve known and unknown risks and uncertainties which may not prove to be accurate. Actual results and outcomes may differ materially from what is expressed or forecasted in these forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Among those factors which could cause actual results to differ materially are the following: uncertainties as to the timing of the Offer and satisfaction of the conditions thereto, the outcome of any court appeals or related proceedings, the Company’s and Fibrek’s ability to obtain required consents and approvals in connection with the transactions, the business of Fibrek and the Company may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the highly cyclical nature of the Company’s business, raw material costs, the Company’s level of indebtedness, competition, foreign exchange and interest rate fluctuations, the Company’s use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to the Company’s production, market conditions and other risk factors listed from time to time in the Company’s SEC reports.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1	Amendment to Support Agreement dated April 11, 2012, between Mercer International Inc. and Fibrek Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi Chief Financial Officer

Date: April 11, 2012

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Support Agreement dated April 11, 2012 between Mercer International Inc. and Fibrek Inc.